                                                                 EXHIBIT 99.2

                        INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY
Report of Independent Public Accountants ................................   2
  Consolidated Balance Sheets -- December 31, 1995 and 1994 .............   3
  Consolidated Statements of Income, for each of two years in the
    period ended December 31, 1995 ......................................   4
  Consolidated Statements of Stockholders' Investment, for each of the
    two years in the period ended December 31, 1995 .....................   5
  Consolidated Statements of Cash Flows, for each of the two years
    in the period ended December 31, 1995 ...............................   6
  Notes to Consolidated Financial Statements ............................   7
Unaudited Consolidated Balance Sheet -- March 31, 1996 ..................  16
Unaudited Consolidated Statements of Income for the three
  month periods ended March 31, 1996 and 1995 ...........................  17
Unaudited Consolidated Statements of Cash Flows for the three month periods ended March 31, 1996 and 1995 ...........................  18
Notes to Unaudited Consolidated Financial Statements ....................  19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
   Tubular Corporation of America:


We have audited the accompanying consolidated balance sheets of Tubular Corporation of America (a Delaware corporation) and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tubular Corporation of America and subsidiary as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP


Tulsa, Oklahoma
   April 18, 1996

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1995 AND 1994



                                                              1995                   1994
                                                           ----------             ----------
                                      ASSETS
                                      ------
 CURRENT ASSETS:
   Cash and cash equivalents (Note 2)                    $       41,004       $      639,785
   Investment securities (Note 2)                                63,797               54,281
   Accounts receivable, less allowance of $85,000
     and $75,000 in 1995 and 1994,
     respectively (Note 4)                                    6,372,975            4,458,625
   Inventories (Notes 2 and 4)                                4,785,420            4,170,116
   Warehouse supplies                                           690,153              560,833
   Prepaid expenses and deposits                                351,828              327,240
                                                         --------------       --------------
           Total current assets                              12,305,177           10,210,880
                                                         --------------       --------------

 PROPERTY, PLANT AND EQUIPMENT (Notes 2 and 3)               28,890,659           27,075,316
   Less-accumulated depreciation                             10,689,380            9,035,220
                                                         --------------       --------------
   Net property, plant and equipment                         18,201,279           18,040,096
                                                         --------------       --------------

OTHER ASSETS                                                    135,799              147,576
                                                         --------------       --------------
           Total assets                                  $   30,642,255       $   28,398,552
                                                         ==============       ==============

                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------

 CURRENT LIABILITIES:
   Current maturities of long-term debt (Note 3)         $    3,443,412       $    2,655,068
   Short-term borrowings (Note 4)                             1,284,383              229,043
   Accounts payable                                           6,561,279            6,078,183
   Accrued liabilities                                        1,819,142            1,692,722
   Advance payments on contracts (Note 2)                        30,911              750,000
                                                         --------------       --------------
           Total current liabilities                         13,139,127           11,405,016
                                                         --------------       --------------

 LONG-TERM DEBT, less current maturities above (Note 3)       8,987,148           11,018,736
                                                          -------------       --------------

 COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

 SHAREHOLDERS' EQUITY (Note 5):
   Common stock, $1 par value, 100,000 authorized
     shares; 62,694 shares issued and outstanding
     in 1995 and 1994                                            62,694               62,694
   Additional paid-in capital                                 8,973,749            8,973,749
   Accumulated deficit                                         (520,463)          (3,061,643)
                                                         --------------       --------------
           Total shareholders' equity                         8,515,980            5,974,800
                                                         --------------       --------------
           Total liabilities and shareholders' equity    $   30,642,255       $   28,398,552
                                                         ==============       ==============

                  The accompanying notes are an integral part
                     of these consolidated balance sheets.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                          1995              1994
                                                    --------------     --------------
 NET SALES (Note 2)                                $   49,232,570     $   37,759,782

 OPERATING COSTS AND EXPENSES:
   Cost of goods sold                                  41,910,427         32,732,642
   Administrative and selling expenses                  1,815,886          1,473,959
   Depreciation and amortization                        1,763,233          1,805,098
                                                   --------------     --------------
          Total operating costs and expenses           45,489,546         36,011,699
                                                   --------------     --------------

 OPERATING INCOME                                       3,743,024          1,748,083
                                                   --------------     --------------

 OTHER EXPENSE (INCOME):
   Interest and fees paid                               1,175,236          1,427,784
   Interest income                                         (3,392)           (43,710)
                                                   --------------     --------------
                                                        1,171,844          1,384,074
                                                   --------------     --------------

 INCOME BEFORE INCOME TAX PROVISION                     2,571,180            364,009

 INCOME TAX PROVISION (Note 7)                             30,000              --
                                                   --------------     --------------

 NET INCOME                                        $    2,541,180     $      364,009
                                                   ==============     ==============

 EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE          $ 38.03            $  5.45
                                                          =======            =======


                  The accompanying notes are an integral part of these consolidated financial statements.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                  Common Stock                Additional
                                             ------------------------          Paid-In         Accumulated
                                              Shares          Amount            Capital          Deficit
                                             ---------       --------          ----------     ------------
Balance at December 31, 1993                  62,694        $ 62,694         $ 8,973,749      $ (3,425,652)

Net Income                                      --              --                 --              364,009
                                              ------        --------         -----------      ------------

Balance at December 31, 1994                  62,694        $ 62,694         $ 8,973,749      $ (3,061,643)

Net Income                                      --              --                 --            2,541,180
                                              ------        --------         -----------      ------------

Balance at December 31, 1995                  62,694        $ 62,694         $ 8,973,749      $   (520,463)
                                              ======        ========         ===========      ============


                  The accompanying notes are an integral part of these consolidated financial statements.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                               1995               1994
                                                          --------------     --------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                             $    2,541,180     $      364,009
   Adjustments to reconcile net income to net cash
     used in operating activities-
     Depreciation and amortization                             1,763,233          1,805,098
     Changes in assets and liabilities-
       Increase in accounts receivable, net                   (1,914,350)          (291,417)
       Increase in inventories and supplies                     (744,624)          (370,596)
       (Increase) decrease in prepaid expenses and
         deposits                                                (24,588)           103,776
       Increase in accounts payable                              483,096            872,166
       Increase in accrued liabilities                           126,420            133,195
       (Decrease) increase in advance payments
         on contracts                                           (719,089)           708,061
                                                          --------------     --------------
           Net cash provided by operating activities           1,511,278          3,324,292
                                                          --------------     --------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                         (504,879)          (240,930)
   Proceeds from sale of assets                                    3,085              --
   Investments in marketable securities                           (9,516)           (54,281)
                                                          --------------     --------------
           Net cash used in investing activities                (511,310)          (295,211)
                                                          --------------     --------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances on long-term debt                                     --                 --
   Payments on long-term debt                                 (2,593,244)        (1,359,404)
   Deferred financing charges                                    (60,845)             --
   Proceeds from short-term borrowings                        50,114,772         37,905,251
   Payments on short-term borrowings                         (49,059,432)       (41,494,458)
                                                          --------------     --------------
           Net cash used in financing activities              (1,598,749)        (4,948,611)
                                                          --------------     --------------

 NET DECREASE IN CASH AND CASH EQUIVALENTS                      (598,781)        (1,919,530)

 CASH AND CASH EQUIVALENTS:
   Beginning of year                                             639,785          2,559,315
                                                          --------------     --------------
   End of year                                            $       41,004     $      639,785
                                                          ==============     ==============

 NONCASH INVESTING AND FINANCING ACTIVITY
   Equipment lease                                        $    1,350,000     $        --

 SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for interest                 $    1,485,193     $    1,820,956
   Cash paid during the year for income taxes             $       18,500     $        --


                  The accompanying notes are an integral part of these consolidated financial statements.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994




1.  ORGANIZATION AND BUSINESS:

Tubular Corporation of America (the Company) was incorporated in Delaware in July 1989. The Company is a processor of high-strength, high-quality, tubular goods used in oil and gas exploration and development and a provider of tubular inspection services. Using the "quench and temper" process, the Company converts purchased semi-finished steel pipe "green tubes" into specialized seamless casing through heat treating, re-sizing, straightening, nondestructive testing and threading processes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Muskogee Inspection Company (MICO). All material intercompany transactions and accounts have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Substantially all cash is temporarily invested in highly liquid instruments with maturities of three months or less.

INVESTMENT SECURITIES

All of the Company's investment securities are classified as trading securities and are accounted for in accordance with the provisions of Statement of Financial Accounting Standards No. 115.

INVENTORIES

Inventories are valued at the lower of cost or market using a weighted average method and are comprised of the following components:

                                                                                    1995               1994
                                                                                  ---------          ---------
 Raw materials                                                                 $   1,929,973      $   1,088,273
 Work-in-process                                                                   1,559,908          2,097,607
 Finished goods                                                                    1,295,539            984,236
                                                                               -------------      -------------
                                                                               $   4,785,420      $   4,170,116
                                                                               =============      =============

PROPERTY, PLANT AND EQUIPMENT

The Company capitalizes additions or betterments to its property, plant and equipment accounts at cost. Depreciation is computed using the straight-line method for financial reporting purposes. The components of property, plant and equipment and estimated useful lives are as follows:

                                                            Life in
                                                             Years                 1995                 1994
                                                            ------             ----------           ----------
 Buildings and improvements                                   5-25           $   4,484,358        $  4,482,808
 Machinery and equipment                                      3-20              24,259,863          22,440,485
 Furniture and fixtures                                       3-5                   15,061              12,754
 Construction in progress                                      --                  131,377             139,269
                                                                             -------------        ------------
                                                                             $  28,890,659        $ 27,075,316
                                                                             =============        ============

FAIR VALUE

The carrying amounts of accounts receivable and accounts payable approximate their fair value. Based on the estimated borrowing rates currently available to the Company for the long-term loans with similar terms and average maturities, the aggregate fair value at December 31, 1995 of the Company's long-term debt approximates the aggregate carrying amount, excluding the impact of the accrued charges (see Note 3).

REVENUE RECOGNITION

Revenue is recognized upon passage of title to the customer which coincides with either shipment or acceptance. The Company processes casing for certain customers under sales contracts which require advance payments. Recognition of income on these sales contracts is deferred until either shipment or acceptance.

CUSTOMER CONCENTRATION

The Company enters the market through a distribution channel of oil country, tubular-goods distributors and selected end users. During 1995 and 1994, three and two customers, respectively, individually accounted for more than 10% of the Company's consolidated net sales. In total, sales to these customers comprised 64% and 33%, respectively, of the Company's sales. Credit risk arising from customer concentration is directly impacted by changes in the price and demand for oilfield equipment, however, management considers such credit risk to be limited.

EARNINGS PER COMMON SHARE

Earnings per common and common equivalent share are computed by dividing net income by the weighted average number of common and common equivalent shares, when dilutive, outstanding during the year. The weighted average number of common and common equivalent shares outstanding was 66,829 in 1995 and 1994.

3.  LONG-TERM DEBT:

Long-term debt consisted of the following at December 31, 1995:

 Term Loan, payable to a bank, secured by fixed assets pari passu to the Convertible Term
   Notes, interest at 1-1/2% above either the Toronto Dominion New York prime or LIBOR (7.2% at
   December 31, 1995), with maximum quarterly payments of $285,750 plus an annual sweep payment, which are dependent on cash flow as defined in the credit agreement, and a final balloon
   payment on January 1, 1997.                                                                      $   5,557,111


 Convertible term notes, payable to shareholders, secured by fixed assets pari passu to the
   Term Loan, interest at the higher of 12% or 1-1/2% above either the Toronto Dominion New York prime or LIBOR (12% at December 31, 1995), with maximum quarterly payments of $225,000 plus an annual sweep payment, which are dependent on cash flow as defined in the credit agreement,
   and a final balloon payment on January 1, 1997.                                                      3,070,492


 Capitalized equipment lease, interest at 8%, with monthly payments of $16,134 through May
   2005.                                                                                                1,289,687

 Subordinated building and equipment loans, interest at rates ranging from 4.8% to 6% payable
   to a government organization, with annual payments of $120,000 through December 2002.                  917,075


 10% subordinated building loan, payable to a government organization, with fixed monthly principal and interest payments of $11,076 through November 1997 and a balloon payment in
   December 1997.                                                                                         808,823


 8% note, payable to a corporation, secured by a second lien on certain equipment, with
   variable monthly payments based on production levels.                                                  360,000


 Accrued charges on Term Loan and 10% subordinated building loan recorded in accordance with
   Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for
   Troubled Debt Restructurings (SFAS 15).
                                                                                                        286,535

 Other                                                                                                  140,837
                                                                                                  -------------
                                                                                                     12,430,560
 Less - current maturities                                                                            3,443,412
                                                                                                  -------------
 Total long-term debt, including accrued charges                                                  $   8,987,148
                                                                                                  =============

Long-term debt will mature as follows:

          1996                                         $    3,410,487
          1997                                              6,769,152
          1998                                                300,129
          1999                                                309,262
          Thereafter                                        1,641,530
                                                       --------------
                                                       $   12,430,560
                                                       ==============

The accrued charges recorded in accordance with SFAS 15 above are being amortized by reducing interest expense over the life of the respective loans which resulted in an effective interest rate of 3.4% and 4.6% for the Term Loan and the 10% Subordinated Building Loan, respectively, during 1995.

Certain shareholders have provided personal guarantees totaling $4,227,000 as further security for the Term Loan and Subordinated Building Loan.

The Term Loan and Convertible Term Note agreements contain certain financial covenants which require, among other things, (1) a ratio of at least 1 to 1 between current assets and current liabilities excluding current maturities of long-term debt; (2) a ratio of no less than 1.4 to 1 between earnings before interest, taxes and depreciation and net interest expense; (3) maximum spending limits for administrative and selling expenses and (4) a minimum net worth of $6,000,000 in 1996 and $7,000,000 in 1997.

The Convertible Term Notes are owned by shareholders and are convertible into common stock for a limited period of time, at a per share price of one half of the book value of the Company's common stock, if the Company's quarterly principal payment made is less than the $225,000 maximum as outlined in the Term Note agreement.

Substantially all assets of the Company are pledged as collateral on the above debt.

Subsequent to December 31, 1995, the Company entered into negotiations with a financial institution to refinance the Term Loan, Convertible Term Notes and the 10% Subordinated Building Loan. The financial institution has issued a commitment letter, which is subject to satisfactory appraisals, which provides for an $8,000,000 five year term loan, a revolving line of credit and a line exclusively for the issuance of standby letters of credit all with prime or LIBOR based interest rates.

4.  SHORT-TERM BORROWINGS:

The Company has a credit line facility with a financial institution which provides for borrowings and the issuance of standby letters of credit up to $7,000,000 with interest at 2.5% above Philadelphia National Bank prime (11.0% at December 31, 1995) on borrowings and 4% on the letters of credit. At December 31, 1995, $1,048,113 of borrowings were outstanding and $3,000,000 of the credit line facility was utilized for a standby letter of credit. The maximum additional borrowings available, which is based on a percentage of eligible accounts receivable and inventory, was $2,200,181 at December 31, 1995. The credit line is secured by the accounts receivable and inventory used in computing the maximum borrowing amount and expires on July 11, 1996.

Short-term borrowings also include a $236,270 note with interest at 8.85% payable to a financial institution at December 31, 1995. Such note financed the Company's insurance premiums and is secured by the related return premiums. The weighted average interest rate on short-term borrowings for the year ended December 31, 1995 was 10.79%.

Three of the Company's shareholders owned junior participations in the credit line facility totaling to $650,000 until February 8, 1995 and were paid supplemental fees of $11,842 and $65,236, in 1995 and 1994, respectively. In 1994 the Company paid $47,871 of fees to a shareholder for a supplemental credit support agreement which provided a $1,000,000 standby letter of credit to support raw material purchases.

5.  SHAREHOLDERS' EQUITY:

The Company's authorized common stock consists of 100,000 shares with a par value of $1 per share. The Company's authorized preferred stock consists of 20,000 shares, with a par value of $1 per share of which none is outstanding.

The Company has a Stock Option Plan which provides for the issuance of options for 5,078 shares of common stock to employees of which 4,135 stock options are outstanding. Such options have an exercise price of $95.29 per share and expire in 1996.

The Company has Stockholder Agreements with all of its shareholders which specify the procedures governing certain voting and the sale or transfer of all currently issued and outstanding common stock. The Stockholder Agreements, among other things, specify that the shareholders must provide the Company and certain shareholders with the opportunity to match a bona fide third party offer for the sale of their stock. In addition, the circumstances under which employee shareholders are required to offer to sell their stock to the Company or a shareholder designated by the Company (generally when employment is terminated) at fair market value are defined together with the procedures to determine the fair market value of the stock. All common stock currently owned or subsequently issued in a non public stock sale is subject to these agreements.

6.  COMMITMENTS:

LAND LEASES

The Company has operating land leases which require payments totaling $107,975 annually through 2006. The Company has an option to renew the leases for an additional 25 years with quarterly payments no greater than $46,000. The Company's total commitments for these agreements are as follows:

             1996                           $     107,975
             1997                                 107,975
             1998                                 107,975
             1999                                 107,975
             Thereafter                           741,744
                                            -------------
                                            $   1,173,644
                                            =============

SUPPLY CONTRACT

The Company has a long-term steel supply agreement with a major integrated steel producer which provides for the supply of seamless semi-finished steel pipe "green tube" casing and has established a $3,000,000 standby letter of credit to guarantee its payments. The volumes provided for under this contract, which does not require minimum purchases, are sufficient to supply the Company's current requirements.

LONG-TERM PROCESSING CONTRACT

In 1990, the Company entered into a long-term processing contract with USS/Kobe Steel Company, a partnership between Kobe Steel Ltd. of Japan and United States Steel Division (USS) of USX Corporation, to provide heat treating, sizing and straightening on all of USS/Kobe's domestic production of 10 3/4" through 14 3/8" high-strength, seamless casing.

EBDIT SHARING PLAN

The Company has established the Tubular Corporation of America EBDIT (Earnings Before Depreciation, Interest and Taxes) Sharing Plan (EBDIT Plan). All full-time employees who have completed six months of employment are eligible to participate in the EBDIT Plan. Amounts awarded under the EBDIT Plan are calculated as a percentage of the EBDIT pool, as defined, which is determined by the Compensation Committee of the Board of Directors. Earnings by employees under the EBDIT Plan were $619,000 and $274,000 in 1995 and 1994, respectively.

LONG TERM SECURITY 401(k) PLAN

The Company has established the Tubular Corporation of America Long Term Security Plan for all eligible employees of the Company and its subsidiary. The plan is a qualified defined contribution plan under section 401(k) of the Internal Revenue Code. Contribution levels are determined by the Company's Board of Directors annually. The Company contributed 2% of each eligible employee's base compensation plus a matching contribution of 33 1/3 cents for each dollar of employee contributions on up to 6% of their base compensation (maximum cost to the Company is 4% of base compensation) in 1995. Total expense recorded was $117,706 and $74,169 in 1995 and 1994, respectively.

7.  INCOME TAXES:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.

The provision for income taxes is comprised of the following:

                                            Year Ended December 31,
                                            -----------------------
                                              1995            1994
                                            ------          -------
 Current:
   Federal                                    $30,000        $   --
   State                                         --              --
                                              -------        --------
                                               30,000            --
                                              -------        --------
 Deferred:
   Federal                                       --              --
   State                                         --              --
                                              -------        --------
                                                 --              --
                                              -------        --------
                                              $30,000        $   --
                                              =======        ========


The reconciliation of income tax computed at the federal statutory rate to the effective rate is as follows:

                                                                              Year Ended December 31,
                                                                              -----------------------
                                                                                 1995          1994
                                                                                ------        ------

     Statutory rate                                                               34.0%          34.0%
     Alternative minimum tax                                                       1.2            -
     Recognition of previously reserved deferred tax assets                      (36.1)         (45.5)
     Nondeductible expenses                                                        2.1           11.5
                                                                                ------         ------
     Effective rate                                                                1.2%           0.0%
                                                                                ======         ======

The significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                                      1995               1994
                                                                                   ----------         ----------
 Deferred tax assets:
   Tax Benefit Transfer Leases                                                   $   5,457,895      $    5,995,491
   Net operating loss carryforward (NOLCF)                                           2,877,321           3,257,784
   Tax credit carryforward                                                             828,976             852,295
   Accruals and reserves not currently deductible                                      300,271             356,375
   Accrued SFAS 15 charges not currently deductible                                    106,878             207,796
   Difference in basis of assets acquired from predecessor company                      87,495             534,096
   Other                                                                                 5,814               5,029
                                                                                 -------------      --------------
           Total gross deferred tax assets                                           9,664,650          11,208,866

                                                                            1995               1994
                                                                      ----------         ----------
 Deferred tax liabilities:
   Accelerated depreciation on property, plant and equipment           $  (4,335,015)     $   (4,668,927)
                                                                       -------------      --------------
 Net deferred tax asset                                                    5,329,635           6,539,939
 Less - valuation allowance                                               (5,329,635)         (6,539,939)
                                                                       -------------      --------------
   Net deferred tax assets                                             $        --          $       --
                                                                       =============        ============

The current income tax provision differs from the amount computed using the statutory federal income tax rate due to alternative minimum taxes and utilization of a portion of the NOLCF.

The deferred tax asset for the Tax Benefit Transfer Leases (the Leases) is related to transactions in 1982 by the Company's predecessor company that increased taxable income to the Company over the initial years of the Leases and are now decreasing taxable income and the related taxes payable. The Company has Federal NOLCF's totaling approximately $7,700,000 at December 31, 1995 which begin to expire in 2006 and include approximately $2,500,000 that is subject to statutory limitations (resulting from a change in ownership that occurred in 1991) which limit the amount that can be used each year. In addition, the Company has an investment tax credit eligible for carryforward for state tax reporting purposes of approximately $829,000 which begins to expire in 2003.

The Company has established a valuation allowance of $5,329,635 at December 31, 1995, which has been applied against the net deferred tax asset. At such time when the Company has experienced a longer trend of consistent earnings which are reasonably expected to continue, it will establish all or part of the net deferred tax asset and will record the related income tax benefit.

8.  CONTINGENCIES:

CLAIMS

The Company is aware of certain potential claims arising out of operations in the normal course of business. In the opinion of management, the ultimate outcome of the claims should not have a material adverse effect on the consolidated financial position or results of operations of the Company.

The Company did not have any pending or threatened product liability claims open at December 31, 1995, but carries insurance to cover significant claims should they arise.

TAX BENEFIT TRANSFER LEASES

The Company assumed responsibility for the continuation of certain irrevocable letters of credit that were obtained by its predecessor company in connection with the sale of tax benefits on certain leases in 1982. Any disbursements from these letters of credit, of which $1,436,500 was outstanding at December 31, 1995, to the purchasers of the tax benefits would be in accordance with established escrow agreements and could result if the related assets are improperly sold or removed from service.

CHANGE IN CONTROL AGREEMENTS

The Company has agreements with several officers whereby the Company will provide the officers with salary continuation in the event they are terminated without cause during the 18-month period following a change in control of the Company. The total contingency is approximately $720,000.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1996
                                  (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                  $   163,496
  Investment securities                                           66,590
  Accounts receivable less allowance of $89,910                6,428,014
  Inventories                                                  8,239,706
  Warehouse supplies                                             746,270
  Prepaid expenses and deposits                                  211,144
                                                             -----------
      Total current assets                                    15,855,220
                                                             -----------

PROPERTY, PLANT AND EQUIPMENT, AT COST,
  NET OF ACCUMULATED DEPRECIATION                             17,921,839

OTHER ASSETS                                                     116,601
                                                             -----------
      Total assets                                           $33,893,660
                                                             ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                       $ 7,705,523
  Short-term borrowings                                        4,154,423
  Accounts payable                                             7,943,580
  Accrued liabilities                                          1,443,452
  Advance payments on contracts                                   79,578
                                                             -----------
      Total current liabilities                               21,326,556
                                                             -----------

LONG-TERM DEBT, less current maturities                        3,189,025
                                                             -----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 100,000 authorized shares;
    62,694 shares issued and outstanding at
    March 31, 1996                                                62,694
  Additional paid-in capital                                   8,973,749
  Retained earnings                                              341,636
                                                             -----------
      Total shareholders' equity                               9,378,079
                                                             -----------
      Total liabilities and shareholders' equity             $33,893,660
                                                             ===========

                  The accompanying notes are an integral part
                of this unaudited consolidated balance sheet.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                 MARCH 31,       MARCH 31,
                                                   1996            1995
                                                -----------     -----------
NET SALES                                       $12,462,779     $10,357,507

OPERATING COSTS AND EXPENSES:
  Cost of goods sold                             10,330,669       8,663,662
  Administrative and selling expenses               487,176         436,072
  Depreciation and amortization                     467,297         421,640
                                                -----------     -----------
    Total operating costs and expenses           11,285,142       9,521,374
                                                -----------     -----------
OPERATING INCOME                                  1,177,637         836,133
                                                -----------     -----------
OTHER EXPENSE (INCOME):
  Interest expense                                  300,953         294,099
  Interest income                                      (415)         (2,915)
                                                -----------     -----------
                                                    300,538         291,184
                                                -----------     -----------
INCOME BEFORE INCOME TAX PROVISION                  877,099         544,949

INCOME TAX PROVISION (Note 7)                        15,000           7,500
                                                -----------     -----------

NET INCOME                                      $   862,099     $   537,449
                                                ===========     ===========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE                                            $12.90           $8.04
                                                   ======           =====

WEIGHTED AVERAGE SHARES OUTSTANDING                66,829          66,829
                                                   ======          ======

                  The accompanying notes are an integral part
             of these unaudited consolidated financial statements.

                             TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                              (UNAUDITED)

                                                                    March 31,            March 31,
                                                                      1996                 1995
                                                                   -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                       $   862,099          $   537,449
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities -
    Depreciation and amortization                                      467,297              421,640
    Changes in assets and liabilities -
      (Increase) decrease in accounts receivable, net                  (55,039)             472,629
      Increase in inventories and supplies                          (3,510,403)          (1,527,541)
      Decrease in prepaid expenses and deposits                        140,684               93,922
      Increase in accounts payable                                   1,382,301              255,450
      Decrease in accrued liabilities                                 (375,690)             (78,423)
      Increase in advance payments on contracts                         48,667              431,290
                                                                   -----------          -----------
        Net cash provided by (used in) operating activities         (1,040,084)              606,416
                                                                   -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                (168,659)           (156,904)
   Investments in investment securities                                 (2,793)              (2,002)
                                                                   -----------          -----------
        Net cash used in investing activities                         (171,452)            (158,906)
                                                                   -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                        (1,468,791)            (614,384)
  Deferred financing charge                                            (67,221)             (67,884)
  Proceeds from short-term borrowings                               14,960,814           12,126,980
  Payments on short-term borrowings                                (12,090,774)         (12,137,845)
                                                                   -----------          -----------
        Net cash provided by (used in) financing activities          1,334,028             (693,133)
                                                                   -----------          -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   122,492             (245,623)

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                   41,004              639,785
                                                                   -----------          -----------
  End of period                                                    $   163,496          $   394,162
                                                                   ===========          ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for interest                         $   301,738          $   274,750
  Cash paid during the period for income taxes                     $     9,000          $        --



                              The accompanying notes are an integral part
                         of these unaudited consolidated financial statements.

                 TUBULAR CORPORATION OF AMERICA AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. GENERAL:

        The unaudited consolidated financial statements included herein have been prepared by Tubular Corporation of America and Subsidiary (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements reflect all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for the fair presentation of such financial statements for the interim periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the interim information presented not misleading, certain information relating to the Company's origination and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted in the Form 8-K pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere herein. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results expected for the full year.

2. INVENTORIES:

        Major components of inventories at March 31, 1996 include:

                Raw materials .................. $3,821,634
                Work-in-process ................  2,734,457
                Finished goods .................  1,683,615
                                                 ----------
                                                 $8,239,706
                                                 ==========

3. CONTINGENCIES:

    Claims

        The Company is aware of certain potential claims arising out of operations in the normal course of business. In the opinion of management, the ultimate outcome of the claims should not have a material adverse effect on the consolidated financial position or results of operations of the Company.

        The Company did not have any pending or threatened product liability claims open at March 31, 1996, but carries insurance to cover significant claims should they arise.

4. SUBSEQUENT EVENT:

        On May 29, 1996, the Company signed a credit agreement with a financial institution to refinance substantially all of its outstanding debt. The credit agreement provides for a $5,000,000 revolving credit note and an $8,000,000 term note. In addition, the financial institution will provide a $3,000,000 standby letter of credit facility. All of the facilities have prime or LIBOR based interest rates.